UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2016

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46- 2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

411 East Wisconsin Avenue, Suite 2100
Milwaukee, Wisconsin 53202
(Address of Principal executive offices, including Zip Code)

(414) 277-9300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2016, Jason Industries, Inc. (the “Company”) announced that it has appointed Brian K. Kobylinski as the Company’s President & Chief Operating Officer effective as of April 25, 2016.

Brian K. Kobylinski, age 49, has served as the Executive Vice President, Energy Segment and China at Actuant Corporation, a diversified industrial company, since 2013. Mr. Kobylinski joined Actuant in 1993 and progressed through a number of management roles within the Gardner Bender and Del City businesses of Actuant. In 2000, Mr. Kobylinski was named Vice President of Gardner Bender and led the company’s sales and marketing. He became Vice President of Business Development for Actuant in 2002 and was named Global Business Leader, Hydratight, another business of Actuant, in 2005. In 2007, he was named Industrial and Energy Segment Leader. In 2012, after Actuant split its Energy and Industrial segments, he was named Execuitve Vice President Industrial and added global Actuant responsibility for China. Prior to joining Actuant in 1993, Mr. Kobylinski was with Fort Howard Corporation and Federated Insurance. He received his Masters in Business Administration from the University of Wisconsin–Madison in 1993 and a BA from St. Norbert College in 1988.

Under the terms of an employment agreement, dated as of April 8, 2016 (the “Employment Agreement”), Mr. Kobylinski will receive a base salary of $625,000 per year. Mr. Kobylinski will be eligible to participate in the Company’s Management Incentive Plan (“MIC”), a bonus program conditioned on the achievement of certain annual performance goals, with a target MIC bonus of 75% of his base salary (any bonus earned based on 2016 performance will be as if he was employed for all of 2016).

Under the Employment Agreement, the Company granted Mr. Kobylinski restricted stock units (“RSUs”) pursuant to the Company’s 2014 Omnibus Incentive Plan having a grant date value of $750,000, with thirty percent of such RSUs vesting in three equal installments on each of the first three anniversaries of the grant date and seventy percent of such RSUs vesting at the end of 2018 based on the level of achievement of the performance goals as apply to performance RSU awards granted to other executive officers of the Company in 2016. Thereafter, Mr. Kobylinski will be eligible for annual equity awards in the sole discretion of the Compensation Committee of the Company’s Board of Directors.

The Employment Agreement also provides that if Mr. Kobylinski purchases shares of the Company’s common stock (the “Purchased Shares”) during the first twelve months of his employment with the Company, then the Company will grant him RSUs having a grant date value equal to the amount of the Purchased Shares; provided that in no event will the total amount of these RSUs exceed $600,000 in aggregate grant date value. Such RSU grants will vest on the third anniversary of the grant date, subject to Mr. Kobylinski’s continued employment and his retention of the Purchased Shares through the vesting date.

Pursuant to the terms of the 2014 Omnibus Incentive Plan, all of the RSUs discussed above are subject to forfeiture upon termination of employment prior to vesting, subject in certain cases to early vesting, or continued eligibility for vesting, upon specified events, including death, permanent disability or retirement or a change in control of the Company.

Mr. Kobylinski will also be eligible to participate in the health and welfare benefit programs offered to the Company’s other employees.

The Employment Agreement provides that if Mr. Kobylinski’s employment is terminated by the Company without “cause” or if he terminates employment pursuant to a “constructive termination” (as such terms are defined in the Employment Agreement), subject to the execution of a release of claims and continued compliance with the restrictive covenants discussed below, in addition to his accrued benefits, Mr. Kobylinski will be entitled to receive the sum of (i) his base salary and (ii) an amount equal to his target bonus, payable in installments over the 12 month period following his termination of employment. In addition, Mr. Kobylinski will be entitled to receive continued health and welfare benefits ending on the first to occur of (A) 12 months following the termination of his employment, and (B) the date he becomes eligible for similar benefits under another employer’s plans.

The Employment Agreement provides a Section 280G cutback pursuant to which, in the event any payments or benefits provided would be considered “parachute payments” as defined in Section 280G of the Internal Revenue Code, Mr. Kobylinski would be entitled to the greater of, as determined on an after-tax basis, (i) such parachute payments or (ii) the greatest reduced amount of such parachute payments as would result in the parachute payments not being subject to an excise tax pursuant to Section 280G.

In addition, the Employment Agreement provides for (i) general restrictions on the disclosure of confidential information, (ii) an inventions assignment covenant and (iii) an agreement that Mr. Kobylinski will not compete with the Company or solicit its employees, customers or business during his employment and for a stated period thereafter.

The Company expects to enter into its standard indemnification agreement with Mr. Kobylinski, which provides that, subject to limited exceptions, the Company will indemnify Mr. Kobylinski to the fullest extent permitted by law for claims arising in his capacity as an executive officer of the Company. A copy of the Company’s form of indemnification agreement was filed as Exhibit 10.13 to its Current Report on Form 8-K, dated June 30, 2014, and is incorporated herein by reference.

A copy of the press release announcing Mr. Kobylinski’s appointment is attached hereto as Exhibit 99 and incorporated herein by reference in its entirety.

Mr. A. Craig Ivey, currently the interim President and Chief Operating Officer of the Company, will relinquish those titles but will continue to serve as Senior Vice President, Global Manufacturing and Supply Chain for the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are being filed herewith:

Exhibit No.     Description

10	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.13 to the Company’s Current Report of Form 8-K, dated June 30, 2014).

99	Press Release, dated April 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By:    /s/ Thomas L. Doerr, Jr.
Name:    Thomas L. Doerr, Jr.

Title:	Vice President, General Counsel and Secretary

Date: April 8, 2016

JASON INDUSTRIES, INC.

Exhibit Index to Current Report on Form 8‑K
Dated April 8, 2016
Exhibit No.     Description

10	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.13 to the Company’s Current Report of Form 8-K, dated June 30, 2014).

99	Press Release, dated April 8, 2016.